Exhibit 99.1

COMPANY CONTACT:	AT FINANCIAL RELATIONS BOARD:

James Mead	Vicki Baker	Leslie Loyet	Tim Grace
Chief Financial Officer	General Inquiries	Analyst Inquiries	Media Inquiries
(312) 658-5740	(703) 796-1798	(312) 640-6672	(312) 640-6667

FOR IMMEDIATE RELEASE

WEDNESDAY, MAY 3, 2006

STRATEGIC HOTELS & RESORTS REPORTS FIRST QUARTER 2006 FINANCIAL RESULTS

Chicago, IL – May 3, 2006 – Strategic Hotels & Resorts (NYSE: BEE), today reported results for the first quarter of 2006.

First Quarter Financial Highlights

•	Increase of 11.7 percent Total RevPAR and 13.4 percent RevPAR in the Total North American portfolio for first quarter 2006. Growth was driven by 22.2 percent RevPAR growth at properties acquired in 2005.

•	Increase of 8.9 percent Total RevPAR and 9.4 percent RevPAR in the North American same store portfolio for first quarter 2006. RevPAR growth was driven by 9.1 percent increase in ADR and 0.2 percent rise in occupancy.

•	North American same store property EBITDA margin expansion of 190 basis points.

•	Quarterly Comparable EBITDA of $37.3 million.

•	Quarterly Comparable FFO of $0.34 per fully converted share.

First Quarter Activities

•	Closed on a 45 percent managing joint venture ownership interest in the Hotel del Coronado in San Diego, California.

•	Completed a public offering for $115.0 million of 8.25% Series B Cumulative Redeemable Preferred Stock.

•	Closed on the acquisition of the Four Seasons Washington, D.C. for $169.7 million.

•	Completed an offering of 20.7 million shares of common stock comprised of 8.0 million primary shares from the company and 12.7 million secondary shares from selling shareholders. Net proceeds to the company, after underwriting discounts and offering expenses, were $151.9 million.

•	Reached an agreement to terminate the management contract at the Marriott Rancho Las Palmas in Rancho Mirage, California, resulting in a one-time charge of $10.4 million. The agreement increases the ranges of options available to the company in respect to its future plans for the resort, including a potential sale.

•	Closed on the acquisition of the LaSolana Hotel and Villas development sites in Nayarit, Mexico, which is adjacent to the company’s existing Four Seasons Punta Mita Hotel.

•	Formally changed the company name to Strategic Hotels & Resorts, Inc. and changed our New York Stock Exchange trading symbols to “BEE” for common stock and “BEE PrB” for Series B Cumulative Redeemable Preferred Stock.

•	Increased quarterly dividend payment by 4.5 percent to $0.23 per share of common stock.

Subsequent Events

•	Entered into an agreement to acquire the Westin St. Francis in San Francisco, California for $440.0 million.

•	Priced a public offering for $143.8 million of 8.25% Series C Cumulative Redeemable Preferred Stock.

Laurence Geller, Chief Executive Officer of Strategic Hotels & Resorts, commented, “We are very pleased with the healthy results. Our continued growth and consistent improvements in performance reflect directly on clearly focused business objectives and our disciplined and prudent investment of human and financial capital. During the first quarter we further enhanced our portfolio of high-end hotels and resorts with the acquisition of the Four Seasons Washington, D.C. and a substantial joint venture interest in the Hotel del Coronado in San Diego, a National Historic Landmark. We also completed common and preferred equity offerings resulting in over $250 million in net proceeds to the company. Finally, I am pleased to report we were able to increase our quarterly dividend by 4.5 percent during the quarter, signifying strong confidence in our business fundamentals.”

“Same store” hotel comparisons for first quarter 2006 are derived from the company’s North American portfolio at March 31, 2006 consisting of properties held for five or more quarters, in which operations are included in the consolidated results of the company, and that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. As a result, same store comparisons exclude the InterContinental Chicago and InterContinental Miami, both acquired on April 1, 2005, the Fairmont Chicago, acquired on September 1, 2005, the Four Seasons Washington, D.C., acquired on March 1, 2006, the unconsolidated Hotel del Coronado acquired on January 9, 2006, and the Hyatt Regency New Orleans, which was taken out of service on August 29, 2005, due to damage resulting from Hurricane Katrina.

Total North American portfolio comparisons are derived from the company’s hotel portfolio at March 31, 2006, in which operations are included in the consolidated results of the company, and that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. As a result, total North American portfolio comparisons exclude the Four Seasons Washington, D.C., which underwent a major renovation in the comparable period of 2005, the unconsolidated Hotel del Coronado, and the Hyatt Regency New Orleans, which was taken out of service on August 29, 2005, due to damage resulting from Hurricane Katrina.

Operating Results

The company reported a net loss from continuing operations available to common shareholders of $1.4 million, or $0.03 per diluted share, for the first quarter compared with net income from continuing operations available to common shareholders of $6.8 million, or $0.20 per diluted share, for the first quarter of 2005.

Adjusted EBITDA for the first quarter was $27.0 million compared to $28.1 million for the first quarter of 2005. Excluding the Marriott Rancho Las Palmas termination costs of $10.4 million, Comparable EBITDA was $37.3 million for the first quarter versus Comparable EBITDA of $28.1 million for first quarter 2005.

FFO in the first quarter was $13.7 million, or $0.24 per fully converted share, compared to $19.3 million, or $0.48 per fully converted share, in the first quarter of 2005. Excluding the Marriott Rancho Las Palmas termination costs of $10.4 million and the related deferred tax benefit of $4.0 million, Comparable FFO was $20.0 million, or $0.34 per fully converted share, for the first quarter versus Comparable FFO of $19.2 million, or $0.48 per fully converted share, for first quarter 2005. “Fully converted” per share results represent FFO before certain minority interest adjustments, divided by the weighted average total number of shares and operating partnership units convertible into shares.

North American same store portfolio Total RevPAR increased 8.9 percent during the first quarter over the prior period in 2005, driven by 8.3 percent growth in non-rooms revenues and 9.4 percent growth in RevPAR. Same store ADR grew 9.1 percent and occupancy increased 0.2 percent.

Total RevPAR for the total North American portfolio grew 11.7 percent for the quarter, driven by 9.4 percent growth in non-rooms revenues and 13.4 percent growth in RevPAR. Total North American portfolio ADR grew 10.9 percent and occupancy increased 1.6 percent. Total RevPAR and RevPAR growth in properties acquired in 2005 (InterContinental Chicago, InterContinental Miami, and Fairmont Chicago) increased 18.4 percent and 22.2 percent, respectively.

For the company’s European hotels, RevPAR for the first quarter increased by 0.6 percent over the first quarter of 2005, due to an 8.2 percent decrease in ADR and a 6.7 percent increase in occupancy.

North American same store EBITDA margins improved by 190 basis points in the first quarter compared with the prior period in 2005 due to increases in ADR, offset by declining margins at the Loews Santa Monica Beach Hotel which unionized in February 2005, and the Hyatt Regency Phoenix, at which operations continue to be impacted by construction of the adjacent Phoenix Civic Center.

Portfolio Update

As previously announced, the company closed on an agreement to acquire a 45 percent managing joint venture ownership interest in the Hotel del Coronado in San Diego, California. The remaining joint venture interests are held by an affiliate of Kohlberg Kravis Roberts & Co. (41 percent) and KSL Resorts (14 percent). The agreed upon market value of the new joint venture was $745 million, of which Strategic Hotel & Resorts’ total equity investment was $70.2 million.

The company closed on the acquisition of the Four Seasons Washington, D.C. for a purchase price of $169.7 million including fees and costs.

The company closed on the acquisition of the LaSolana Hotel and Villas development sites in Nayarit, Mexico, which is adjacent to the company’s existing Four Seasons Punta Mita Hotel.

The company entered into an agreement to terminate the management agreement on the Marriott Rancho Las Palmas Resort in Rancho Mirage, California in order to increase the range of options available to the company with respect to its future plans for the resort including a potential sale. Under the agreement, the company is required to pay Marriott Hotel Services (MHS) an initial termination fee of $5.0 million upon termination and an additional termination fee of $5.0 million in 2009, provided that the additional termination fee will not be required if the company has entered into a qualifying hotel management contract with MHS, or an affiliate, by December 31, 2008. The company also agreed to reimburse MHS for severance costs for MHS employees at the resort. The company estimates the present value of the termination fees and estimated severance costs will be $10.4 million. This one-time charge was recorded in hotel operating expenses in the first quarter 2006 financial statements. In addition, a deferred tax benefit of approximately $4.0 million related to this charge also has been recorded in the first quarter financial statements.

Balance Sheet and Capital Markets Activity

During the first quarter, the company closed a public offering of 4,600,000 shares of its 8.25% Series B Cumulative Redeemable Preferred Stock. Net proceeds totaled $110.9 million after underwriting discounts and offering expenses.

A common stock offering of 20,731,640 shares was completed during the first quarter at a price of $20.00 per share. The company sold a total of 8,000,000 primary shares of common stock and certain shareholders affiliated or associated with Prudential Financial, Inc. and Whitehall Street Real Estate Limited Partnerships VII and IX sold 12,731,640 secondary shares of common stock. The 8,000,000 shares of common stock sold by the company resulted in net proceeds of $151.9 million, after underwriting discounts and offering expenses.

Quarterly Dividend Distribution

The Board of Directors declared a quarterly dividend of $0.23 per share of common stock, which represents a 4.5 percent increase to the company’s quarterly dividend payments. The dividend was payable to shareholders of record as of March 31, 2006 and was paid on April 20, 2006. Additionally, for shareholders of record as of March 15, 2006, the Board declared a quarterly dividend of $0.53125 per share of 8.50% Series A Cumulative Redeemable Preferred Stock and $0.34375 per share of 8.25% Series B Cumulative Redeemable Preferred Stock. Both of these were paid on March 31, 2006. The Series B payment represented a pro rata distribution of the scheduled quarterly dividend of $0.5156 per share due to the closing of the Series B offering on January 31, 2006.

Recent Events

Following the close of the first quarter, the company entered into an agreement to acquire the Westin St. Francis in San Francisco, California for $440.0 million.

The company priced a public offering of 5,750,000 shares, including the exercise of the over allotment option of 750,000 shares, of its 8.25% Series C Cumulative Redeemable Preferred Stock. The company expects to raise net proceeds of $138.7 million after discounts, commissions and estimated expenses.

2006 Outlook

Management reaffirms its full year 2006 guidance for Comparable FFO per fully converted share and has modified Comparable EBITDA and Comparable FFO to reflect recent acquisition and funding activity. Comparable EBITDA will be in the range of $179.0 million to $187.8 million, Comparable FFO will be in the range of $87.3 million to $96.1 million, and Comparable FFO per fully converted share will be in the range of $1.45 to $1.60.

The company expects 2006 North American same store Total RevPAR growth to be in the range of 7.5 percent to 9.5 percent and 2006 North American same store RevPAR growth to be in the range of 9.0 percent to 11.0 percent.

The following tables reconcile projected 2006 net (loss) to projected Comparable FFO and Comparable EBITDA (in millions, except per share data):

	Low Range	High Range
Net (Loss)	$(11.8)	$(3.2)
Deferred Tax on Realized Portion of Deferred Gain	1.3	1.3
Realized Portion of Deferred Gain on Sale Leasebacks	(4.5)	(4.5)
Depreciation	82.2	82.2
Depreciation from Unconsolidated Affiliates	15.2	15.2
Minority Interest	0.3	0.5
Adjustments from Consolidated Joint Ventures	(1.7)	(1.7)
Adjustments for Termination Costs & Deferred Tax Benefit	6.3	6.3

Comparable Funds from Operations	87.3	96.1
Comparable FFO per Fully Converted Share	$1.45	$1.60

	Low Range	High Range
Net (Loss)	$(11.8)	$(3.2)
Preferred Shareholder Dividends	24.6	24.6
Realized Portion of Deferred Gain on Sale Leasebacks	(4.5)	(4.5)
Depreciation	82.2	82.2
Minority Interest	0.3	0.5
Adjustments from Consolidated Joint Ventures	(3.7)	(3.7)
Interest Expense	43.8	43.8
Adjustments from Unconsolidated Affiliates	36.5	36.5
Income Taxes	1.2	1.2
Adjustments for Termination Costs	10.4	10.4

Comparable EBITDA	$179.0	$187.8

Second Quarter 2006 Guidance

For the second quarter of 2006, the company anticipates that Comparable EBITDA will be in the range of $49.3 million to $51.6 million, Comparable FFO will be in the range of $26.3 million to $28.6 million, and Comparable FFO per fully converted share will be in the range of $0.43 to $0.47.

The company expects second quarter 2006 North American same store Total RevPAR growth to be in the range of 7.0 percent to 9.0 percent and second quarter 2006 North American same store RevPAR growth to be in the range of 9.5 percent to 11.5 percent.

The following tables reconcile projected second quarter 2006 net income to projected Comparable FFO and Comparable EBITDA.

	Low Range	High Range
Net Income	$3.1	$5.4
Deferred Tax on Realized Portion of Deferred Gain	0.3	0.3
Realized Portion of Deferred Gain on Sale Leasebacks	(1.1)	(1.1)
Depreciation	19.7	19.7
Depreciation from Unconsolidated Affiliates	4.5	4.5
Minority Interest	0.2	0.2
Adjustments from Consolidated Joint Ventures	(0.4)	(0.4)

Comparable Funds from Operations	26.3	28.6
Comparable FFO per Fully Converted Share	$0.43	$0.47

	Low Range	High Range
Net Income	$3.1	$5.4
Preferred Shareholder Dividends	5.9	5.9
Realized Portion of Deferred Gain on Sale Leasebacks	(1.1)	(1.1)
Depreciation	19.7	19.7
Minority Interest	0.2	0.2
Adjustments from Consolidated Joint Ventures	(0.9)	(0.9)
Interest Expense	9.7	9.7
Adjustments from Unconsolidated Affiliates	10.0	10.0
Income Taxes	2.7	2.7

Comparable EBITDA	$49.3	$51.6

Earnings Conference Call

The company will conduct its first quarter conference call for investors and other interested parties on Thursday, May 4th at 9:00 a.m. Eastern Time (ET). Interested individuals are invited to listen to the call by dialing (888) 802-2266. To participate on the webcast, log on to www.strategichotels.com or www.earnings.com approximately 15 minutes before the call.

The company also produces supplemental financial data that includes detailed information regarding its operating results. This supplemental data is considered an integral part of this earnings news release. These materials are available on the Strategic Hotels & Resorts website at www.strategichotels.com within the investor relations section.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and asset manages high-end hotels and resorts. The company has ownership interests in 18 properties with an aggregate of 8,463 rooms. For further information, please visit the company’s website at www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotel& Resorts, Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: availability of capital; ability to obtain or refinance debt; rising interest rates; rising insurance premiums; cash available for capital expenditures; competition; demand for hotel rooms in our current and proposed market areas; economic conditions generally and in the real estate market specifically; delays in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the pace and extent of the recovery of the New Orleans economy and tourism industry; the successful collection of insurance proceeds and rehabilitation of the New Orleans property; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2006	2005
Revenues:
Rooms	$76,799	$55,984
Food and beverage	46,301	34,011
Other hotel operating revenue	14,121	11,983

	137,221	101,978
Lease revenue	3,801	4,071

Total revenues	141,022	106,049

Operating Costs and Expenses:
Rooms	17,993	12,026
Food and beverage	32,486	23,946
Other departmental expenses	37,320	27,582
Management fees	4,003	4,255
Other hotel expenses	18,819	5,683
Lease expense	3,224	3,573
Depreciation and amortization	14,513	9,677
Corporate expenses	5,673	4,757

Total operating costs and expenses	134,031	91,499

Operating income	6,991	14,550
Interest expense	(7,850)	(7,054)
Interest income	1,212	284
Equity in (losses) earnings of joint ventures	(1,619)	402
Other income, net	1,613	1,187

Income before income taxes, minority interests and discontinued operations	347	9,369
Income tax benefit (expense)	2,236	(940)
Minority interest expense in SHR’s operating partnership	(116)	(1,996)
Minority interest expense in consolidated hotel joint ventures	(196)	—

Income from continuing operations	2,271	6,433
Income from discontinued operations	12	666

Net income	2,283	7,099
Preferred shareholder dividends	(3,706)	(349)

Net (loss) income available to common shareholders	$(1,423)	$6,750

Basic (Loss) Income Per Share:
(Loss) income from continuing operations available to common shareholders per share	$(0.03)	$0.20
Income from discontinued operations per share	0.00	0.02

Net (loss) income available to common shareholders per share	$(0.03)	$0.22

Weighted-average common shares outstanding	46,763	30,247

Diluted (Loss) Income Per Share:
(Loss) income from continuing operations available to common shareholders per share	$(0.03)	$0.20
Income from discontinued operations per share	0.00	0.02

Net (loss) income available to common shareholders per share	$(0.03)	$0.22

Weighted-average common shares outstanding	46,763	30,357

Consolidated Balance Sheets

(in thousands, except share data)

	March 31, 2006	December 31, 2005
Assets
Property and equipment	$1,491,774	$1,300,250
Less accumulated depreciation	(231,452)	(217,695)

Net property and equipment	1,260,322	1,082,555

Goodwill	106,667	66,656
Intangible assets (net of accumulated amortization of $1,529 and $1,340, respectively)	1,940	2,129
Investment in hotel joint venture	86,491	15,533
Cash and cash equivalents	77,801	65,017
Restricted cash and cash equivalents	23,741	32,115
Accounts receivable (net of allowance for doubtful accounts of $464 and $427, respectively)	46,864	31,286
Deferred financing costs (net of accumulated amortization of $1,377 and $969, respectively)	7,154	7,544
Other assets	89,471	119,687
Insurance recoveries receivable	31,398	25,588

Total assets	$1,731,849	$1,448,110

Liabilities and Shareholders’ Equity
Liabilities:
Mortgages and other debt payable	$625,710	$633,380
Bank credit facility	30,000	26,000
Accounts payable and accrued expenses	120,664	90,486
Distributions payable	14,654	11,531
Deferred gain on sale of hotels	101,605	99,970

Total liabilities	892,633	861,367
Minority interests in SHR’s operating partnership	11,504	76,030
Minority interests in consolidated hotel joint ventures	11,085	11,616

Shareholders’ equity:
8.5% Series A Cumulative Redeemable Preferred Stock ($0.01 par value; 4,000,000 shares issued and outstanding; liquidation preference $25.00 per share)	97,553	97,553
8.25% Series B Cumulative Redeemable Preferred Stock ($0.01 par value; 4,600,000 shares issued and outstanding; liquidation preference $25.00 per share)	110,878	—
Common shares ($0.01 par value; 150,000,000 common shares authorized; 59,133,344 and 43,878,273 common shares issued and outstanding, respectively)	591	439
Additional paid-in capital	908,839	688,250
Deferred compensation	(5,483)	(1,916)
Accumulated deficit	(239,330)	(241,613)
Accumulated distributions	(70,607)	(53,142)
Accumulated other comprehensive income	14,186	9,526

Total shareholders’ equity	816,627	499,097

Total liabilities and shareholders’ equity	$1,731,849	$1,448,110

Non-GAAP Financial Measures

In addition to REIT hotel income, six other non-GAAP financial measures are presented for the Company that we believe are useful to investors as key measures of our operating performance: Funds from Operations (FFO); FFO—Fully Converted; and Comparable FFO; Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA); and Adjusted EBITDA; and Comparable EBITDA. A reconciliation of these measures to net (loss) income available to common shareholders, the most directly comparable GAAP measure, is set forth in the following tables.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance that would not have certain drawbacks associated with net income under GAAP. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding (losses) or gains from sales of property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. We also present FFO—Fully Converted, which is FFO plus minority interest expense on convertible minority interests. We also present Comparable FFO, which is FFO- Fully Converted excluding the impact of any gains or losses on early extinguishment of debt, impairment losses and other non-recurring charges. We believe that the presentation of FFO, FFO—Fully Converted and Comparable FFO provides useful information to investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization.

EBITDA represents net (loss) income available to common shareholders excluding: (i) interest expense, (ii) income tax expense, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income tax expense and depreciation and amortization of our equity method investments. EBITDA is presented on a full participation basis, which means we have assumed conversion of all convertible minority interests of our operating partnership into our common stock and includes preferred dividends. We believe this treatment of minority interest provides more useful information for management and our investors and appropriately considers our current capital structure. We also present Adjusted EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks. We also present Comparable EBITDA, which eliminates the effect of gains or losses on sales of assets, early extinguishment of debt, impairment losses and other non-recurring charges. We believe EBITDA, Adjusted EBITDA and Comparable EBITDA are useful to management and investors in evaluating our operating performance because they provide management and investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help management and investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA, Adjusted EBITDA and Comparable EBITDA as measures in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, FFO - Fully Converted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, Fully Converted FFO, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA should not be considered as an alternative measure of our net income or operating performance. FFO, FFO - Fully Converted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, FFO - Fully Converted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net (loss) income available to common shareholders. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. Below, we have provided a quantitative reconciliation of FFO, FFO - Fully Converted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA to the most directly comparable GAAP financial performance measure, which is net (loss) income available to common shareholders, and provide an explanatory description by footnote of the items excluded from FFO, FFO - Fully Converted, EBITDA and Adjusted EBITDA. Prior year amounts have been adjusted to conform to the current year presentation of a fully converted basis.

Reconciliation of Net (Loss) Income Available to Common Shareholders to EBITDA, Adjusted EBITDA

and Comparable EBITDA

(in thousands)

	Three Months Ended March 31,
	2006	2005
Net (loss) income available to common shareholders	$(1,423)	$6,750
Depreciation and amortization - continuing operations	14,513	9,677
Depreciation and amortization - discontinued operations	—	910
Interest expense - continuing operations	7,850	7,054
Interest expense - discontinued operations	—	428
Income taxes - continuing operations	(2,236)	940
Minority interests	117	2,203
Adjustments from consolidated joint ventures	(1,081)	—
Adjustments from unconsolidated affiliates	6,558	937
Preferred shareholder dividends	3,706	349

EBITDA (a)	28,004	29,248
Realized portion of deferred gain on sale leasebacks	(1,052)	(1,142)

Adjusted EBITDA (a)	$26,952	$28,106

Gain on sale of assets - discontinued operations	(13)	—
Gain on sale of assets - continuing operations	(30)	—
Termination costs	10,384	—

Comparable EBITDA	$37,293	$28,106

(a)	EBITDA and Adjusted EBITDA have not been adjusted for the following amounts included in net (loss) income available to common shareholders because these (losses) gains have either occurred during the prior two years or are reasonably likely to occur within two years (in thousands):

•	Gain on sale of assets from discontinued operations amounted to $13 for the three months ended March 31, 2006.

•	Gain on sale of assets from continuing operations amounted to $30 for the three months ended March 31, 2006.

•	Termination costs related to the termination of the management agreement at the Marriott Rancho Las Palmas amounted to $10,384 for the three months ended March 31, 2006.

Reconciliation of Net (Loss) Income Available to Common Shareholders to

Funds From Operations (FFO), FFO - Fully Converted and Comparable FFO

(in thousands)

	Three Months Ended March 31,
	2006	2005
Net (loss) income available to common shareholders	$(1,423)	$6,750
Depreciation and amortization - continuing operations	14,513	9,677
Depreciation and amortization - discontinued operations	—	910
Gain on sale of assets - continuing operations	(30)	—
Gain on sale of assets - discontinued operations	(13)	—
Realized portion of deferred gain on sale leasebacks	(1,052)	(1,142)
Deferred tax expense on realized portion of deferred gain on sale leasebacks	316	344
Minority interests adjustments	(795)	(2,629)
Adjustments from consolidated joint ventures	(582)	—
Adjustments from unconsolidated affiliates	1,830	510

FFO (a)	12,764	14,420
Convertible minority interests	912	4,832

FFO - Fully Converted (a)	$13,676	$19,252

Termination costs	10,384	—
Deferred tax benefit on termination costs	(4,045)	—

Comparable FFO	$20,015	$19,252

Comparable FFO per weighted-average fully converted shares and units outstanding	$0.34	$0.48

Weighted-average fully converted shares and units outstanding	58,149	39,967

(a)	FFO and FFO - Fully Converted have not been adjusted for the following amounts included in net (loss) income available to common shareholders because these (losses) gains have either occurred during the prior two years or are reasonably likely to occur within two years (in thousands):

•	Termination costs related to the termination of the management agreement at the Marriott Rancho Las Palmas amounted to $10,384 for the three months ended March 31, 2006.

•	Deferred tax benefit on termination costs amounted to $4,045 for the three months ended March 31, 2006.

Seasonality by Geographic Region

Same store revenues have been adjusted to show hotel performance on a comparable quarter-over-quarter basis. Adjustments include (i) exclusion of Hyatt Regency New Orleans due to a hurricane that ceased significant operations in August 2005; (ii) exclusion of Marriott Schaumburg and Embassy Suites Lake Buena Vista Resort as these properties were sold in the fourth quarter of 2005 and their results of operations were reclassified to discontinued operations; and (iii) presentation of the hotels without regard to either ownership structure or leaseholds. Acquisition properties and the related dates of purchase are as follows: InterContinental Chicago and InterContinental Miami (April 1, 2005), Fairmont Chicago (September 1, 2005), Hotel Del Coronado (January 9, 2006) and Four Seasons Washington, D.C. (March 1, 2006).

United States Hotels (as of March 31, 2006)

Acquisition property revenues - 5 Properties and 3,014 Rooms

Same store property revenues - 7 Properties and 3,039 Rooms

	Three Months Ended
	June 30, 2005	September 30, 2005	December 31, 2005	March 31, 2006	Total
Acquisition property revenues	$28,664	$31,964	$44,027	$72,388	$177,043
Same store property revenues	67,093	63,468	71,883	71,768	274,212

Total revenues	$95,757	$95,432	$115,910	$144,156	$451,255
Same store seasonality %	24.5%	23.1%	26.2%	26.2%	100.0%

Mexican Hotels (as of March 31, 2006)

Same store property revenues - 2 Properties and 385 Rooms

	Three Months Ended
	June 30, 2005	September 30, 2005	December 31, 2005	March 31, 2006	Total
Same store property revenues	$15,990	$12,646	$15,891	$20,119	$64,646
Same store seasonality %	24.7%	19.6%	24.6%	31.1%	100.0%

Total North American Hotels (as of March 31, 2006)

Acquisition property revenues - 5 Properties and 3,014 Rooms

Same store property revenues - 9 Properties and 3,424 Rooms

	Three Months Ended
	June 30, 2005	September 30, 2005	December 31, 2005	March 31, 2006	Total
Acquisition property revenue	$28,664	$31,964	$44,027	$72,388	$177,043
Same store property revenue	76,114	87,774	84,322	91,887	338,858

Total revenues	$104,778	$119,738	$128,349	$164,275	$517,140
Same store seasonality %	22.5%	25.9%	24.9%	27.0%	100.0%

European Hotels (as of March 31, 2006)

Same store property revenues - 3 Properties and 841 Rooms

	Three Months Ended
	June 30, 2005	September 30, 2005	December 31, 2005	March 31, 2006	Total
Same store property revenues	$23,179	$23,582	$18,923	$17,303	$82,987
Same store seasonality %	27.9%	28.4%	22.8%	20.9%	100.0%

Operating Statistics by Geographic Region

Operating results have been adjusted to show hotel performance on a comparable period basis. Adjustments include (i) exclusion of InterContinental Chicago, InterContinental Miami, Fairmont Chicago, Hotel del Coronado and Four Seasons Washington, D.C.’s partial year results; (ii) exclusion of Hyatt Regency New Orleans due to a hurricane that ceased significant operations in August 2005; (iii) exclusion of Marriott Schaumburg and Embassy Suites Lake Buena Vista Resort as these properties were sold in the fourth quarter of 2005 and their results of operations were reclassified to discontinued operations; and (iv) presentation of the European hotels without regard to either ownership structure or leaseholds.

United States Hotels (as of March 31, 2006)
7 Properties
3,039 Rooms
	Three Months Ended March 31,
	2006	2005	Change
Average Daily Rate	$184.63	$172.82	6.8%
Average Occupancy	74.5%	74.5%	—	pts
RevPAR	$137.54	$128.80	6.8%
Total RevPAR	$267.28	$250.33	6.8%
Property EBITDA Margin (excludes termination costs - see note (d) on page 17)	26.3%	24.6%	1.7	pts

Mexican Hotels (as of March 31, 2006)
2 Properties
385 Rooms
	Three Months Ended March 31,
	2006	2005	Change
Average Daily Rate	$503.56	$442.55	13.8%
Average Occupancy	74.3%	72.3%	2.0	pts
RevPAR	$374.34	$319.75	17.1%
Total RevPAR	$581.90	$499.56	16.5%
Property EBITDA Margin	39.0%	37.5%	1.5	pts

Total North American Hotels (as of March 31, 2006)
9 Properties
3,424 Rooms
	Three Months Ended March 31,
	2006	2005	Change
Average Daily Rate	$220.95	$202.46	9.1%
Average Occupancy	74.5%	74.3%	0.2	pts
RevPAR	$164.56	$150.36	9.4%
Total RevPAR	$303.17	$278.48	8.9%
Property EBITDA Margin (excludes termination costs - see note (d) on page 17)	29.1%	27.2%	1.9	pts

European Hotels (as of March 31, 2006)

3 Properties

841 Rooms

	Three Months Ended March 31,
	2006	2005	Change
Average Daily Rate	$197.72	$215.27	(8.2)%
Average Occupancy	76.5%	69.8%	6.7	pts
RevPAR	$151.18	$150.21	0.6%
Total RevPAR	$228.59	$220.71	3.6%
Property EBITDA Margin	29.7%	30.7%	(1.0	)pts

Selected Financial and Operating Information by Property (In Thousands, Except Operating Information)

The following tables present selected financial and operating information by property for the three months ended March 31, 2006 and 2005. Property EBITDA reflects property net operating income plus depreciation and amortization.

	Three Months Ended March 31,
	2006	2005
INTERCONTINENTAL CHICAGO

Selected Financial Information (This table includes financial information only for our period of ownership):

Total revenues	$11,906	N/A
Property EBITDA	$1,743	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the three months ended March 31, 2005, average occupancy was 52.7%, ADR was $145.78, RevPAR was $76.80 and Total RevPAR was $124.63):

Rooms	792	N/A
Average occupancy	62.3%	N/A
ADR	$168.38	N/A
RevPAR	$104.83	N/A
Total RevPAR	$167.03	N/A

HYATT REGENCY PHOENIX

Selected Financial Information:

Total revenues	$12,158	$12,824
Property EBITDA	$4,775	$5,106

Selected Operating Information:

Rooms	696	696
Average occupancy	81.8%	81.6%
ADR	$151.33	$155.29
RevPAR	$123.85	$126.68
Total RevPAR	$194.09	$204.73

FAIRMONT CHICAGO

Selected Financial Information (This table includes financial information only for our period of ownership):

Total revenues	$12,189	N/A
Property EBITDA	$842	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the three months ended March 31, 2005, average occupancy was 61.1%, ADR was $151.01, RevPAR was $92.20 and Total RevPAR was $173.15):

Rooms	691	N/A
Average occupancy	62.4%	N/A
ADR	$178.41	N/A
RevPAR	$111.37	N/A
Total RevPAR	$196.00	N/A

HOTEL DEL CORONADO

Selected Financial and Operating Information (No table has been provided since we did not own the property for the entire periods presented. For the three months ended March 31, 2006, average occupancy was 79.0%, ADR was $303.97, RevPAR was $240.12 and Total RevPAR was $484.72. For the three months ended March 31, 2005, average occupancy was 76.7%, ADR was $283.33, RevPAR was $217.46 and Total RevPAR was $434.90)

	Three Months Ended March 31,
	2006	2005
INTERCONTINENTAL MIAMI
Selected Financial Information (This table includes financial information only for our period of ownership):
Total revenues	$16,626	N/A
Property EBITDA	$6,814	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the three months ended March 31, 2005, average occupancy was 85.3%, ADR was $179.68, RevPAR was $153.27 and Total RevPAR was $256.71):

Rooms	641	N/A
Average occupancy	84.3%	N/A
ADR	$207.05	N/A
RevPAR	$174.48	N/A
Total RevPAR	$288.20	N/A

HILTON BURBANK AIRPORT AND CONVENTION CENTER
Selected Financial Information:
Total revenues	$7,993	$6,920
Property EBITDA	$2,729	$2,230
Selected Operating Information:
Rooms	488	488
Average occupancy	79.1%	75.1%
ADR	$138.15	$121.02
RevPAR	$109.31	$90.83
Total RevPAR	$181.99	$157.56

MARRIOTT RANCHO LAS PALMAS RESORT
Selected Financial Information:
Total revenues	$10,249	$10,800
Property EBITDA (excludes termination costs - see note (d) on page 17)	$2,346	$2,479
Selected Operating Information:
Rooms	444	444
Average occupancy	69.0%	75.4%
ADR	$197.47	$188.02
RevPAR	$136.21	$141.70
Total RevPAR	$274.80	$289.58

HYATT REGENCY LA JOLLA AT AVENTINE
Selected Financial Information:
Total revenues	$10,873	$9,230
Property EBITDA	$3,149	$2,101
Selected Operating Information:
Rooms	419	419
Average occupancy	78.4%	76.7%
ADR	$185.20	$162.32
RevPAR	$145.22	$124.47
Total RevPAR	$288.33	$244.76

	Three Months Ended March 31,
	2006	2005
MARRIOTT LINCOLNSHIRE RESORT
Selected Financial Information:
Total revenues	$7,969	$7,441
Property EBITDA	$990	$795

Selected Operating Information:
Rooms	389	390
Average occupancy	52.7%	57.1%
ADR	$130.90	$116.39
RevPAR	$69.04	$66.47
Total RevPAR	$243.88	$227.14

LOEWS SANTA MONICA BEACH HOTEL
Selected Financial Information:
Total revenues	$11,133	$10,374
Property EBITDA	$3,473	$3,321

Selected Operating Information:
Rooms	342	342
Average occupancy	85.0%	86.7%
ADR	$268.61	$251.47
RevPAR	$228.22	$217.90
Total RevPAR	$361.70	$337.04

RITZ-CARLTON HALF MOON BAY
Selected Financial Information :
Total revenues	$11,393	$9,648
Property EBITDA	$1,413	$489

Selected Operating Information:
Rooms	261	261
Average occupancy	65.3%	58.4%
ADR	$295.83	$277.65
RevPAR	$193.15	$162.04
Total RevPAR	$485.01	$410.73

FOUR SEASONS WASHINGTON, D.C.

Selected Financial and Operating Information (No table has been provided since we did not own the property for the entire periods presented. For the three months ended March 31, 2006, average occupancy was 65.0%, ADR was $462.14, RevPAR was $300.48 and Total RevPAR was $545.85. For the three months ended March 31, 2005, average occupancy was 23.2%, ADR was $565.58, RevPAR was $131.16 and Total RevPAR was $293.41)

HYATT REGENCY NEW ORLEANS
Selected Financial Information:
Total revenues	N/A	$17,657
Property EBITDA	N/A	$5,783

Selected Operating Information (For 2006, no statistics are provided as the hotel is under redevelopment):
Rooms		1,184
Average occupancy	N/A	64.1%
ADR	N/A	$153.09
RevPAR	N/A	$98.11
Total RevPAR	N/A	$165.70

	Three Months Ended March 31,
	2006	2005
FOUR SEASONS MEXICO CITY
Selected Financial Information:
Total revenues	$6,069	$5,422
Property EBITDA	$1,467	$1,208

Selected Operating Information:
Rooms	240	240
Average occupancy	66.2%	63.9%
ADR	$242.16	$225.10
RevPAR	$160.39	$143.93
Total RevPAR	$280.97	$251.02

FOUR SEASONS PUNTA MITA RESORT
Selected Financial Information:
Total revenues	$14,050	$11,663
Property EBITDA	$6,383	$5,199

Selected Operating Information:
Rooms	145	140
Average occupancy	87.8%	86.5%
ADR	$831.67	$718.11
RevPAR	$730.52	$621.16
Total RevPAR	$1,082.88	$925.63

	Three Months Ended March 31,
	2006	2005
INTERCONTINENTAL PRAGUE
Selected Financial Information (Amounts below are 100% of operations, of which SHCI owns 35%):
Total revenues	$6,293	$6,650
Property EBITDA	$1,794	$2,192

Selected Operating Information:
Rooms	372	372
Average Occupancy	73.2%	68.7%
ADR	$147.98	$173.55
RevPAR	$108.39	$119.29
Total RevPAR	$187.96	$198.63

MARRIOTT HAMBURG
Selected Financial Information:
Total revenues	$4,681	$3,750
Property EBITDA	$1,236	$1,279

Selected Operating Information:
Rooms	277	277
Average occupancy	81.0%	67.3%
ADR	$148.00	$150.85
RevPAR	$119.91	$101.47
Total RevPAR	$187.77	$150.42

PARIS MARRIOTT CHAMPS ELYSEES
Selected Financial Information:
Total revenues	$6,329	$6,306
Property EBITDA	$2,104	$1,661

Selected Operating Information:
Rooms	192	192
Average occupancy	76.1%	75.4%
ADR	$366.82	$371.88
RevPAR	$279.17	$280.44
Total RevPAR	$366.26	$364.93

Reconciliation of Property EBITDA to EBITDA

(in thousands)

	Three Months Ended March 31,
	2006		2005
Hotel	Property EBITDA	EBITDA	Property EBITDA	EBITDA
Hyatt Regency New Orleans	$—	$(369)	$5,783	$5,783
InterContinental Chicago (a)	1,743	1,743	—	—
Hyatt Regency Phoenix	4,775	4,775	5,106	5,106
Fairmont Chicago (b)	842	842	—	—
Hotel del Coronado (c)	9,793	—	—	—
InterContinental Miami (a)	6,814	6,814	—	—
Hilton Burbank Airport and Convention Center	2,729	2,729	2,230	2,230
Marriott Rancho Las Palmas Resort	2,346	(8,038)	2,479	2,479
Hyatt Regency La Jolla at Aventine	3,149	3,149	2,101	2,101
Marriott Lincolnshire Resort	990	990	795	795
Loews Santa Monica Beach Hotel	3,473	3,473	3,321	3,321
Ritz-Carlton Half Moon Bay	1,413	1,413	489	489
Four Seasons Washington, D.C.	1,313	1,313	—	—
Four Seasons Mexico City	1,467	1,467	1,208	1,208
Four Seasons Punta Mita Resort	6,383	6,383	5,199	5,199
InterContinental Prague (d)	1,794	—	2,192	—
Marriott Hamburg (e)	1,236	26	1,279	37
Paris Marriott Champs Elysees (e)	2,104	467	1,661	237

	$52,364	$27,177	$33,843	$28,985

Adjustments:
Corporate expenses		$(5,673)		$(4,757)
Interest income		1,212		284
Equity in (losses) earnings of joint ventures		(1,619)		402
Other income, net		1,613		1,187
Income from discontinued operations (excluding minority interest)		13		873
Depreciation and amortization - discontinued operations		—		910
Interest expense - discontinued operations		—		428
Minority interest expense in consolidated hotel joint ventures		(196)		—
Adjustments from consolidated joint ventures		(1,081)		—
Adjustments from unconsolidated affiliates		6,558		937
Other adjustments		—		(1)

EBITDA		$28,004		$29,248

(a)	On April 1, 2005, we purchased an 85% controlling interest in the joint ventures that own the InterContinental Chicago and Miami hotels. We consolidate these hotels for reporting purposes. We have included the results of this hotel in Property EBITDA above for our period of ownership.
(b)	On September 1, 2005, we purchased the Fairmont Chicago. We have included the results of this hotel in Property EBITDA above for our period of ownership.
(c)	On January 9, 2006 we closed the acquisition of a 45% joint venture ownership interest in SHC KSL Partners, LP, the existing owner of the Hotel del Coronado in San Diego, California. We account for our investment under the equity method of accounting. Our equity in earnings of the hotel joint venture is included in equity in (losses) earnings of joint ventures in our consolidated statements of operations.
(d)	We have a 35% interest in the joint venture that owns the InterContinental Prague and account for our investment under the equity method of accounting. Our equity in earnings of the hotel joint venture is included in equity in (losses) earnings of joint ventures in our consolidated statements of operations.
(e)	We have leasehold interests in these properties. Therefore, EBITDA represents the lease revenue less the lease expense recorded in our statements. Property EBITDA represents the revenue less expenses generated by the property that is recorded by our sub-lessee.